Exhibit 10.10

[Indemnification Agreement between Orient-Express Hotels Ltd. and John M. Scott III dated November 8, 2012]

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made as of the 8th day of November, 2012 by and between ORIENT-EXPRESS HOTELS LTD., a Bermuda company (the “Company”), and John Marcy Scott (the “Indemnitee”).
WHEREAS, in order to induce the Indemnitee to continue serving as an officer or director of the Company, the board of directors of the Company (the “Board”) has determined that it is in the best interests of the Company to enter into this Agreement;
WHEREAS, the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as an officer or director of the Company;
NOW, THEREFORE, in consideration of Indemnitee's agreement to serve as a director and an officer of the Company after the date hereof, the parties hereto agree as follows:
1.Definitions. For purposes of this Agreement:

(a)References to the “Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed or otherwise acquired in an amalgamation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if the Indemnitee is or was or may be deemed a director, officer, employee, agent, control person, or fiduciary of such constituent company, or is or was or may be deemed to be serving at the request of such constituent company as a director, officer, employee, control person, agent or fiduciary of another company, partnership, joint venture, employee benefit plan, trust or other enterprise, each such Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving company as each Indemnitee would have with respect to such constituent company if its separate existence had continued.

(b)“Change in Control” means any of the following events:

(i)     any "person" (as that term is defined for the purposes of Section 13(d) or 14(d) of the Exchange Act) shall directly or indirectly become the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act) of more than 40% of the voting shares of the Company then outstanding and then entitled to vote generally in the election of directors of the Company (in this definition, "voting shares"); or

(ii)    individuals who, on the date of entering into this Agreement, constitute the Company's Board of Directors (or the successors of such individuals nominated by such Board of Directors or a committee thereof on which such individuals or their successors constitute a majority) shall cease to constitute a majority of the Company's Board of Directors; or

(iii)    the Company amalgamates, merges or consolidates with or into any other entity or entities, or the Company or its holders of voting shares effects any reorganization, cash tender or exchange offer or other securities sale or business combination, except (in any case) if more than fifty percent (50%) of the outstanding voting shares of the surviving or resulting entity are beneficially owned (directly or indirectly) by the holders of the Company's voting shares immediately before the transaction or series of transactions; or

(iv)    the Company sells, leases, exchanges or otherwise disposes of all or substantially all of its assets and business, except (in any case) to an entity of which more than fifty percent (50%) of the outstanding voting shares are beneficially owned (directly or indirectly) by the holders of the Company's voting shares immediately before the transaction or series of transactions.

(c)“Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other company, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request or consent of the Company.

(d)“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(e)“Enterprise” shall mean the Company and any other company, partnership, joint venture, trust, employee benefit plan or other enterprise that the Indemnitee is or was serving at the request or consent of the Company as a director, officer, employee, agent or fiduciary.

(f)“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(g)“Expenses” shall include all attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding. Expenses also shall include the foregoing incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(h)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine Indemnitee's rights under this Agreement.

(i)“Person” shall mean “person” as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(j)“Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which the Indemnitee was, is or will be involved as a party or otherwise: (i) by reason of the fact that the Indemnitee is or was an officer or director of the Company or a subsidiary of the Company; (ii) by reason of any action taken by the Indemnitee or of any inaction on the Indemnitee's part while acting as an officer or director of the Company or a subsidiary of the Company; or (iii) by reason of the fact that the Indemnitee is or was serving at the request of the Company or a subsidiary of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not the Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding (i) one initiated by an Indemnitee pursuant to Section 8 of this Agreement to enforce Indemnitee's rights under this Agreement and (ii) any brought by the Company, a subsidiary of the Company or the Indemnitee under or in connection with any contract of employment or severance agreement between any of the Indemnitee, the Company and any subsidiary of the Company or its or their termination at any time.

(k)References to “fines” shall include any taxes assessed on any Indemnitee with respect to an employee benefit plan (other than any such taxes assessed as a result of Indemnitee being a beneficiary of such plan).

(l)References to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries.

(m)If the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, such Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(n)“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

2.Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify the Indemnitee to the fullest extent permitted by applicable law, as such may be amended from time to time, as set forth in this Agreement.

(a)Proceedings. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a) if, by reason of Indemnitee's Corporate Status or otherwise, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding. Pursuant to this Section 2(a), the Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually incurred by the Indemnitee, or on the Indemnitee's behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith.

(b)Overriding Right to Indemnification if Successful on the Merits. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of Indemnitee's Corporate Status or otherwise, a party to and is successful, on the merits or otherwise, in any Proceeding, the Indemnitee shall be indemnified to the maximum extent permitted by applicable law, as such may be amended from time to time, against all Expenses actually incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter; provided, however, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which it shall be finally determined (under the procedures, and subject to the presumptions, set forth in Section 7 and Section 8 hereof), that the Indemnitee is liable to the Company as a result of any fraud or dishonesty on the part of Indemnitee. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

3.Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 2 of this Agreement, and subject to the other provisions of this Agreement, the Company shall, and hereby does indemnify and hold harmless the Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually incurred by the Indemnitee or on the Indemnitee's behalf if, by reason of Indemnitee's Corporate Status or otherwise, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee, to the fullest extent permitted by applicable law (as finally determined under the procedures, and subject to the presumptions, set forth in Section 7 and Section 8 hereof); provided, however, the Company shall have no obligation to indemnify the Indemnitee's Expenses in respect of any claim, issue or matter in any Proceeding as to which it shall be finally determined (under the procedures, and subject to the presumptions, set forth in Section 7 and Section 8 hereof), that the Indemnitee is liable to the Company as a result of any fraud or dishonesty on the part of Indemnitee. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, he or she shall be indemnified against all Expenses actually incurred by him or her or on his or her behalf in connection therewith.

4.Contribution.

(a)To the extent the indemnification provided in Section 2 and Section 3 hereof is unavailable, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the portion of the amount of any judgment or settlement of such action, suit or proceeding for which the Company would have been responsible had the indemnification provided in Section 2 and Section 3 been available, without requiring the Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee for such amount. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

(b)Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount incurred by the Indemnittee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) and/or for Expenses actually incurred and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)The Company hereby agrees to fully indemnify and hold the Indemnitee harmless from any claim of contribution brought by officers, directors or employees of the Company, other than the Indemnitee, based upon a claim of liability which, if made against the Indemnitee directly, would be indemnifiable under this Agreement.

(d)The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.

(e)In connection with the registration of the Company's securities, the relative benefits received by the Company and the Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In connection with the registration of the Company's securities, in no event shall the Indemnitee be required to contribute any amount under this Section 4 in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Indemnitee or (ii) the proceeds received by such Indemnitee from its sale of securities under such registration statement.

5.Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of the Indemnitee's Corporate Status or otherwise, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith.

6.Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding by reason of the Indemnitee's Corporate Status or otherwise within thirty (30) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay promptly any Expenses advanced if it shall finally be determined (under the procedures, and subject to the presumptions, set forth in Section 7 and Section 8 hereof) that the Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 6 shall be unsecured and interest-free.

7.Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for the Indemnitee rights of indemnity that are as favorable as may be permitted under the laws of Bermuda. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether the Indemnitee is entitled to indemnification under this Agreement:

(a)The Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement. Such notice shall include the Indemnitee's request for indemnification and such documentation and information as is reasonably available to the Indemnitee and as is reasonably necessary for the Company to determine whether and to what extent the Indemnitee is entitled to indemnification. The secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification. Failure to provide the notice required hereby shall not impair the Indemnitee's rights of indemnification and contribution under this Agreement except to the extent that such failure to provide notice actually prejudices the rights of the Company to defend any action or proceeding which is the basis of the claimed indemnification.

(b)Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 7(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee's entitlement thereto shall be made in the specific case by one of the following methods: (i) by a majority vote of the Disinterested Directors, even though less than a quorum, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (iii) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel, in a written opinion of such counsel to the Board and the Indemnitee, (iv) if so directed by the Board, by the shareholders of the Company, or (v) if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control) after the date hereof, by Independent Counsel.

(c)If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) hereof, the Independent Counsel shall be selected as provided in this Section 7(c).

(i) If the determination of entitlement to indemnification is to be made pursuant to Section 7(b)(iii) the Independent Counsel shall be selected by the Board. The Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the counsel so selected does not satisfy the definition of “Independent Counsel” set forth at Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. In the event of a proper and timely objection, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit;

(ii) If there has been a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control) after the date hereof, then Independent Counsel shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company and the Indemnitee each agree to abide by such opinion;
(iii) If, within thirty (30) days after submission by the Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition the President for the time being of the Bermuda Bar Council (the “President”) for resolution of any objection which shall have been made by the Indemnitee to the Company's selection of Independent Counsel and/or for the appointment as the Independent Counsel of a person selected by the President or by such other person as the President shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 7(b) hereof; and
(iv) The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed.
(d)In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e)In making a determination with respect to whether the Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, the person or persons or entity making such determination shall presume that Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Any action, or failure to act, by the Indemnitee based on the Indemnitee's good faith reliance on the records or books of account of the Enterprise, including financial statements, or on information supplied to the Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise shall not, in and of itself, constitute grounds for an adverse determination with respect to whether the Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to the Indemnitee for the purposes of determining the right to indemnification under this Agreement.

(f)If the person, persons or entity empowered or selected under Section 7 to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within ninety (90) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such ninety 90-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.

(g)The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or a shareholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee's entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys' fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

(h)In the event the Company shall be obligated under Section 2 or Section 3 hereof to pay the expenses of any Proceeding against the Indemnitee or under Section 4 hereof to contribute to any judgment or settlement of any Proceeding, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice and the retention of counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding; provided that (i) the Indemnitee shall have the right to employ the Indemnitee's counsel in any such Proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company.

(i)In no event shall the Company be obligated to pay the fees and expenses of more than one counsel for Indemnitee and any other directors, officers or employees of the Company who are indemnified pursuant to similar indemnity agreements with respect to any claim, unless a conflict of interest shall exist between the Indemnitee and any other of such indemnified parties with respect to such claim, in which event the Company will be obligated to pay the fees and expenses of an additional counsel for each indemnified party or group of indemnified parties with whom a conflict of interest exists.

(j)The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(k)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification under this Agreement or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

(l)If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Proceeding, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which such Indemnitee is entitled.

8.Remedies of Indemnitee.

(a)In the event that (i) a determination is made pursuant to Section 7 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 7(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification (subject to the extension contemplated by Section 7(f)), (iv) payment of indemnification is not made pursuant to this Agreement within the later of (A) ten (10) days after receipt by the Company of a written request therefor and (B) any such longer period as explicitly provided under Section 7 of this Agreement or (v) payment of indemnification is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 7 of this Agreement, the Indemnitee shall be entitled to seek an adjudication in of the Supreme Court of Bermuda, or in any other court of competent jurisdiction, of the Indemnitee's entitlement to such indemnification. The Company shall not oppose the Indemnitee's right to seek any such adjudication.

(b)If a determination shall have been made pursuant to Section 7(b) of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(c)In the event that the Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of Indemnitee's rights under, or to recover damages for breach of, this Agreement, or to recover under any insurance policies maintained by the Company, the Company shall pay on the Indemnitee's behalf, in advance, and will indemnify and hold the Indemnitee harmless against, any and all expenses (of the types described in the definition of Expenses in Section 1 of this Agreement) actually incurred by the Indemnitee in such judicial adjudication, regardless of whether the Indemnitee is ultimately determined to be entitled to such indemnification, advancement of expenses or insurance recovery, absent a prohibition of such advancement or indemnification under applicable law.

(d)In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid Expenses incurred by such Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, except to the extent that such the Indemnitee is ultimately unsuccessful in such action.

(e)The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, absent a prohibition of such advancement or indemnification under applicable law, such Expenses to the Indemnitee, which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company; provided that the Company receives, along with such written request, an undertaking by or on behalf of the Indemnitee to repay promptly any Expenses advanced if it shall finally be determined that the Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 8(e) shall be unsecured and interest-free.

(f)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

9.Non-Exclusivity; Survival of Rights; Insurance; Subrogation; Primacy of Indemnification.

(a)The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the memorandum of association and bye-laws of the Company or any agreement, vote of shareholders, resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in the Indemnitee's Corporate Status or otherwise prior to such amendment, alteration or repeal. To the extent that a change in the applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the memorandum of association and bye-laws of the Company and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Bermuda company to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. Notwithstanding anything in this Agreement to the contrary, the indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee or any of the Indemnitee's agents.

(b)To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other company, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. The Company will use reasonable commercial efforts to procure and maintain such insurance in the minimum amount of $40 million. If at any time the Company, despite using reasonable commercial efforts, is unable to maintain such insurance in the minimum amount of $40 million, or if such insurance is cancelled or cover is withdrawn or reduced below such minimum, then the Company will forthwith inform the Indemnitee.

(c)In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers reasonably required and take all action reasonably necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. In no event, however, shall the Company or any other person have any right of recovery, through subrogation or otherwise, against the Indemnitee, any entity affiliated with the Indemnitee to which the Indemnitee provides services or any entity related to the Indemnitee which is or was an investor in the Company or its affiliates, or any insurance policy purchased by the Indemnitee or any such entity.

(d)The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any Company insurance policy, Company contract, Company agreement or otherwise (except to the extent that the Indemnitee is required (by court order or otherwise) to return such payment or to surrender it to the Company).

(e)The Company hereby acknowledges that the Indemnitee has or may have certain other sources of rights to indemnification, advancement of expenses and/or insurance whether currently in force or established in the future (collectively, the “Outside Indemnitors”). The Company hereby agrees: (i) that the Company is the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Outside Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee are secondary and any claims or rights to advancement of expenses pursuant to insurance policies maintained by the Outside Indemnitors are also secondary) and (ii) that the Company shall be required to advance the full amount of expenses, judgments, penalties, fines and amounts paid in settlement to the maximum extent legally permitted and to the maximum extent required or permitted by the terms of this Agreement, the memorandum of association and bye-laws of the Company or any other agreement between the Company and the Indemnitee, without regard to any rights the Indemnitee may have against the Outside Indemnitors nor any rights the Indemnitee may have to coverage under insurance policies maintained by the Outside Indemnitors. The Company and the Indemnitee further agree that no advancement or payment by the Outside Indemnitors or any insurance carrier on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the Company or coverage from any such insurance carrier shall affect the foregoing. The Company and the Indemnitee agree that the Outside Indemnitors and the carriers of any insurance maintained by the Outside Indemnitors are express third party beneficiaries of the terms hereof.

10.Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against the Indemnitee:

(a)in connection with any Proceeding (or any part of any Proceeding) initiated by the Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by the Indemnitee against the Company or its directors, officers, employees or other indemnitees, if a court of competent jurisdiction finally determines in a non-appealable decision that each of the material assertions made by the Indemnitee in such Proceeding (or any part of any Proceeding) was not made in good faith or was frivolous; or

(b)for which payment has actually been made to or on behalf of the Indemnitee under any Company insurance policy or other Company indemnity provision, except with respect to any excess beyond the amount paid under any Company insurance policy or other Company indemnity provision and except to the extent that the Indemnitee is required (by court order or otherwise) to return such payment or to surrender it to the Company); or

(c)for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of applicable statute or common law; or

(d)in connection with any Proceeding (or any part of any Proceeding) initiated by the Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by the Indemnitee against the Company or its directors, officers, employees or other indemnitees (other than any Proceeding initiated by the Indemnitee pursuant to Section 8(c), which shall be governed by the terms of such section), unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

(e)to which the Indemnitee is not entitled to indemnification as a matter of law or public policy; or

(f)in respect of the Indemnitee's fraud or dishonesty, or violation of applicable laws concerning insider trading.

11.Duration of Agreement, Limitations. All agreements and obligations of the Company contained herein shall survive after the end of any period the Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall inure to the benefit of Indemnitee's estate, spouse, heirs, executors and personal and legal representatives; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

12.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

13.Security. To the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

14.Enforcement.

(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce the Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b)This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)The Company represents that this Agreement has been approved by the Board.

15.Attorneys' Fees. In the event that any action is instituted by the Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, the Indemnitee shall be entitled to be paid all Expenses incurred by the Indemnitee with respect to such action if the Indemnitee is ultimately successful in such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid Expenses incurred by the Indemnitee in defense of such action (including costs and expenses incurred with respect to the Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, in each case only to the extent that the Indemnitee is ultimately successful in such action.

16.Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon the Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

17.Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.Notice By Indemnitee. The Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement. Such notice shall include the Indemnitee's request for indemnification and such documentation and information as is reasonably available to the Indemnitee and as is reasonably necessary for the Company to determine whether and to what extent the Indemnitee is entitled to indemnification. The secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification. Failure to provide the notice required hereby shall not impair the Indemnitee's rights of indemnification and contribution under this Agreement except to the extent that such failure to provide notice actually prejudices the rights of the Company to defend any action or proceeding which is the basis of the claimed indemnification.

19.Notices. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be deemed effective upon the earliest of (a) actual receipt, or (b) (i) one (1) business day after delivery by confirmed facsimile transmission, (ii) one (1) business day (for domestic delivery) or two business days (for international delivery) after the business day of deposit with an internationally recognized overnight courier service for next business day domestic or two-business day international delivery, freight prepaid. References in this Agreement to “business day” shall mean any day, other than a Saturday or Sunday, on which banks are open for business in Bermuda. Any such notice shall be in writing and shall be addressed to the party to be notified at the address indicated for such party indicated on the signature pages or exhibits hereto, as otherwise set forth in this Section 19, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. All communications shall be sent:

(a)To the Indemnitee at the address set forth below the Indemnitee's signature hereto;

(b)To the Company at the address set forth below the Company's signature hereto;
or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by Indemnitee, as the case may be.
20.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

22.Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of Bermuda, without regard to its conflict of laws rules. The Company and the Indemnitee hereby consent to submit to the non-exclusive jurisdiction of the courts of Bermuda for the purposes of any action or proceeding arising out of or in connection with this Agreement and they hereby waive any objection to the laying of venue of any such action or proceeding in the courts of Bermuda, and waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the courts of Bermuda has been brought in an improper or inconvenient forum.

23.Construction. The parties acknowledge that both parties have contributed to the drafting of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INDEMNITEE:

Signature:    /s/ J.M. Scott III
Name:        John Marcy Scott III
Address:

COMPANY:
ORIENT-EXPRESS HOTELS LTD.

By:        /s/ R.M. Levine
Name:        Richard M. Levine
Title:        Chief Legal Officer

Address:    c/o Orient-Express Hotels Inc.
555 Madison Avenue, 24th Floor
New York, New York 10022
U.S.A.
Attention: Company Secretary
Fax: +1 646 514 2947